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                                                             EXHIBIT 11


                        CASEY'S GENERAL STORES, INC.

                        ____________________________


                      Computation of Per Share Earnings


                            Year Ended April 30,



                                 1997           1996          1995
                                 -------------  ------------  ------------
      Net income                 $27,010,025    $26,767,085   $22,880,841
                                 =============  ============  ============

      Average common shares
      outstanding                 26,228,373     26,110,419    25,930,614


      Average common equivalent
      shares applicable to
      stock options                    54,737        127,733       131,673
                                 -------------  ------------  ------------

                                   26,283,110     26,238,152    26,062,287
                                 =============  ============  ============

      Earnings per share         $       1.03   $       1.02  $        .88
                                 =============  ============  ============
